UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2012

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 19, 2012, Aireon LLC, our indirect wholly owned subsidiary, entered into a Products and Services Agreement with Harris Corporation (the “Agreement”) for the development of an Automatic Dependent Surveillance-Broadcast payload to be hosted on our next generation satellite constellation, Iridium NEXT.

Under the Agreement Harris will design, develop and produce the payload for each of the 81 planned Iridium NEXT satellites (including 66 operational satellites, six in-orbit spares and nine ground spares) for a firm fixed price of $114.7 million.

We are not a party to the Agreement, and the Agreement does not provide for any guarantee of payment by us or our operating subsidiary, Iridium Satellite LLC. We do intend to make available an equity injection in Aireon in the form of up to $10 million worth of airtime credits to be used to satisfy a portion of the payments to be made by Aireon under the Agreement in the event that Aireon cannot make such payments, as permitted by the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: June 25, 2012	By:	/s/ Thomas D. Hickey
		Name:	Thomas D. Hickey
		Title:	Chief Legal Officer